Exhibit 24.2

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of VERITAS Software Corporation hereby constitutes and appoints Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file any and all amendments to the registration statement on Form S-4 (Registration No. 333-103911) (including, without limitation, post-effective amendments), with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 27th day of May 2003.

/s/ Michael A. Brown

Michael A. Brown

/s/ V. Paul Unruh

V. Paul Unruh